ADVICE OF BORROWING TERMS                    Ref: CM  RM03



BRANCH/UNIT:      National Westminster Bank PLC
                  4th Floor, Society Building,
                  176 London Road, Portsmouth, PO2 9DR


DATE:   27 March 1998


BORROWER'S NAME:   VICON INDUSTRIES (UK) LIMITED (Registered Number 1551194)
                    Brunel Way, Fareham, Hants   PO15 5TX


(This letter replaces the Advice of Borrowing Terms letter dated 22 April 1997)


Subject to the Bank's rights below and subject to the Bank's rights under the `General terms upon which the Bank makes facilities available', it is the Bank's current intention that the facilities specified in this `Advice of Borrowing Terms' (except for those facilities which are subject to their own separate facility documentation covered below under `Facilities subject to separate documentation') should remain available until 27 March 1999.




FACILITY 1:


Facility Type: Overdraft.


Amount:   (pound)600,000  (Six hundred thousand pounds).


Purpose:   Working capital requirements.


Repayment:   Fully fluctuating.


1st Debit Interest Rate:   2% per annum above NatWest's Base Rate from time to
                           time.


2nd Debit Interest Rate: (Applicable above(pound)600,000)  5% per annum above
                         NatWest's Base Rate.


Payable:    Quarterly.

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REPAYMENT:


It is the Bank's current intention that the facilities should be reviewed by the dates indicated herein. However, all amounts outstanding under the facilities are repayable on demand, which may be made by the Bank at its sole discretion at any time. The facilities may also, by notice, be withdrawn, reduced or made subject to further conditions or otherwise varied.

INTEREST:

All rates specified above are variable. If the interest rate specified above is not linked to the Bank's Base Rate, interest will be charged initially at the rate per annum specified above, which may vary from time to time at the Bank's absolute discretion. Details of the current rates are available from the branch or office where the facility is provided.

Interest on any indebtedness from time to time in excess of agreed facilities will be charged at the interest rate detailed above. An excess fee will be charged at the Bank's published rate from time to time (currently (pound)3.50 per day) for each day that your agreed overdraft limit is exceeded . The Bank is not obliged to allow (or to continue to allow) any such excess borrowing.

The Bank may alter the basis upon which interest is calculated (including the size of the margin charged over the Bank's Base Rate or other published rate) on facilities and/or the amount of any regular repayments of facilities which are repayable on demand (or by notice), but it will give the customer one month's notice before doing so.


OTHER FACILITIES:

Facility Type:   Forward Exchange Liability.

Amount:   (pound)200,000 (represents 10% of contract).



Facility Type:   Terminable Indemnities (T/I).

Amount:   (pound)200,000.

Purpose:   HM Customs & Excise Duty Deferment Bond.



Facility Type:   Inward Collections - Documents Release in Trust

Amount:   (pound)20,000.

These facilities may by notice be withdrawn, reduced or made subject to further conditions or otherwise varied.

SECURITY:


The Bank continues to rely on its existing security (and requires additional security where specified) detailed below for the discharge on demand of all present and future liabilities (both actual and contingent) of the Borrower(s) to the Bank. The liabilities secured will include without limitation, all liabilities, of the Borrower to the Bank under the facility or facilities specified in this Advice of Borrowing Terms including those which are listed below under the heading `Facilities subject to separate documentation'.

From time to time the Bank may wish to revalue the security and the cost of any valuations required by the Bank will be met by the Borrower. Further information is included in the `General terms upon which the Bank makes facilities available'.


Date Executed/New    Title of Security            Asset
------------------   --------------------------   ------------------------------
6 July 1989          Guarantee(pound)1,000,000    Given by Vicon Industries Inc.

17 October 1990      Mortgage Debenture           Capturing all assets of the
                                                  company.

9 April 1997         First Legal Mortgage         Site P3, Brunel Way,
                                                  Segensworth Industrial Estate,
                                                  Fareham.


FEES:


Type:    Overdraft renewal fee.

Amount:  (pound)1,850  (from account 01144642  560064).

Date to be debited:  15 April 1998  (last annual fee was paid on 27 March 1997).


OTHER CONDITIONS:

    Please continue to provide monthly management accounts in the existing format, together with aged debtor profile.

    Lending formulae to continue whereby: 1) Debtors less than 90 days plus stock (minus preferentials) to cover overdraft by 250%, 2) Debtors alone less than 90 days to provide 150% cover of overdraft.


FACILITIES SUBJECT TO SEPARATE DOCUMENTATION

Facility Type:   Commercial Fixed Rate Loan

Amount: Balance(pound)454,167 plus interest (Originally(pound)500,000 drawndown 14 April 1997)

GENERAL TERMS:


Please note that all facilities specified in this `Advice of Borrowing Terms' are made available subject to the `General terms upon which the Bank makes facilities available', except for those subject to separate facility letters/agreement forms which do not expressly incorporate the General Terms. Please note that all facilities are also subject to any terms which may be implied by English Law.






John McLellan
Corporate Manager


The Borrower confirms acceptance of the above terms and conditions pursuant to a

                                                  30 - 3 - 98
Resolution of the Board of Directors on .......................................




                                            Chris Wall
BORROWER'S SIGNATURE:   ......................................................
                                        For and on behalf of
                                  Vicon Industries (UK) Limited

                                         30th March 1998
               ...........................................................Date